UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported): March 10, 2005

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17859 (Commission File Number)	02-0430695 (IRS Employer Identification No.)

9 Main Street, P.O. Box 9, Newport, New Hampshire 03773

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers
(b)

On March 10, 2005, John A. Kelley, Jr., a member of the Board of Directors of New Hampshire Thrift Bancshares, Inc. (the “Company”), submitted his resignation from the Board of Directors, effective as of the Company’s 2005 Annual Meeting of Shareholders to be held on May 12, 2005. Mr. Kelley’s resignation is pursuant to Article III, Section 16 of the Company’s Bylaws, which prohibits any director from serving beyond the annual meeting of shareholders immediately following the date on which the director attains 75 years of age. There are no disagreements between Mr. Kelley and the Company on any matters relating to the Company’s operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
(a)

On March 10, 2005, at a regularly scheduled meeting of the Board of Directors, the Board of Directors voted to amend Article III, Section 2 of the Company’s Bylaws to decrease the size of the Board of Directors from ten to eight members. The amendment is to be effective as of the 2005 Annual Meeting of Shareholders to be held on May 12, 2005.

Item 9.01.	Financial Statements and Exhibits
(a)	No financial statements are required to be filed with this report.
(b)	No pro forma financial information is required to be filed with this report.
(c)	The following exhibits are filed with this Report:
Exhibit No.	Description

                3.2(a)                      Amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

By:/s/ Stephen R. Theroux

Stephen R. Theroux,

Vice Chairman of the Board of Directors, Executive Vice President, Chief Financial Officer and Corporate Secretary

Date: March 10, 2005

EXHIBIT INDEX

Exhibit	Description
3.2(a)	Amendment to Bylaws